UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA 02139
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, Mersana Therapeutics, Inc. (the “Company”) announced that Michael Kaufman, Ph.D., will step down as the Company’s Chief Manufacturing Officer, effective immediately. Dr. Kaufman’s employment will continue through September 10, 2021 to aid a smooth transition to his successor. Dr. Kaufman has agreed to consult with the Company as an independent contractor from the date of his employment termination through July 31, 2022 (the “Consulting Period”), during which time the Company will pay the premiums for Dr. Kaufman’s medical, dental, and vision coverage if Dr. Kaufman elects to continue group medical, dental, and vision insurance coverage pursuant to the law known as “COBRA,” and all stock options that are vested as of September 10, 2021, will remain exercisable in accordance with their terms until the end of the third month after the end of the Consulting Period.

Item 7.01	Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the appointment of Tushar Misra, Ph.D., as Senior Vice President and Chief Manufacturing Officer, effective immediately. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Mersana Therapeutics, Inc., on August 16, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

By:	/s/ Brian DeSchuytner
Brian DeSchuytner Senior Vice President, Finance & Product Strategy

Date: August 16, 2021